Cronos Completes Acquisition of CanAdelaar, Europe’s Largest Adult-Use Cannabis Company

Cronos acquires CanAdelaar for a base purchase price of €57.5 million plus cash earnout of 0.5x Normalized EBITDA1 in 2026 and 2027

Establishes Cronos’ European platform with #1 market share2 in the largest adult-use cannabis market in Europe3

Enables borderless product strategy, leveraging investments in genetics, R&D, and product development

TORONTO, October 15, 2026 (GLOBE NEWSWIRE) – Cronos Group Inc. (NASDAQ: CRON) (TSX: CRON) (“Cronos” or the “Company”), an innovative global cannabis company, today announced that it has completed its previously announced acquisition of CanAdelaar B.V. (“CanAdelaar”), the largest cannabis company operating within the Netherlands’ adult-use cannabis pilot program, the Wietexperiment.

Under the terms of the definitive share sale and purchase agreement (the “Purchase Agreement”) announced on December 9, 2025, as amended, Cronos acquired all the outstanding shares of CanAdelaar for a base purchase price of €57.5 million, subject to closing and post-closing adjustments. In addition, contingent consideration is payable in cash in amounts equal to 0.5x CanAdelaar’s Normalized EBITDA in each of 2026 and 2027. The base purchase price represents approximately 1.4x CanAdelaar net revenue and 2.9x CanAdelaar Adjusted EBITDA based on 1H 2026 annualized results.4

“This is a milestone for Cronos,” said Mike Gorenstein, Chairman, President and CEO of Cronos. “With the completion of this transaction, we have established a meaningful and scalable platform in Europe’s largest adult-use cannabis market. CanAdelaar is the clear market leader in the Wietexperiment, with a proven operational track record, strong management team, and leading market share. We are excited to welcome the CanAdelaar team to Cronos and accelerate execution of our borderless product strategy in the Netherlands. With our preparations well underway, we look forward to bringing our innovative, borderless products to Dutch adult-use consumers.”

“Joining Cronos is a natural next step for CanAdelaar,” said Christopher Martens, former CEO of CanAdelaar and newly appointed General Manager, Cronos Netherlands. “Our team has built a leading
1 As defined in the Purchase Agreement.
2 Market share measurement based on volume sold and revenue. Market share information provided by CanAdelaar management, based on their surveying of Wietexperiment coffee shops in Q2 2026.
3 Sources: Cronos and CanAdelaar estimates, Prohibition Partners, Statista, Hanf Journal, which compare the market size of the Wietexperiment to the market sizes of the adult-use cannabis markets in (i) Malta, (ii) Switzerland (within pilot programs across certain cities), and (iii) Germany (within non-profit communal cultivation associations).
4 Based on CanAdelaar net revenue and CanAdelaar Adjusted EBITDA for the six months ended June 30, 2026, with Adjusted EBITDA reflecting an add-back of €0.2M of legal expenses in the period. Annualized figures were calculated by multiplying CanAdelaar’s results for the six months ended June 30, 2026 by two. They are not actual full-year results or forecasts. The underlying unaudited financial information was provided by CanAdelaar management and prepared under Dutch generally accepted accounting principles (“Dutch GAAP”). CanAdelaar Adjusted EBITDA is a non-GAAP financial measure.

operation in the Wietexperiment, and with Cronos’ product innovation and global resources, we are well positioned to serve Dutch adult-use consumers and support the continued success of the program. We believe the experiment provides an important opportunity to build a strong evidence base around the regulated production and supply of cannabis and to help inform the future development of Dutch cannabis policy.”

The Wietexperiment is a government-led adult-use cannabis pilot program designed to establish a closed, regulated cannabis supply chain across ten participating municipalities. Under the Wietexperiment, all 69 coffee shops (cannabis retailers) in the ten participating municipalities5 may no longer operate within the legacy ‘tolerated’ market and are required to source their cannabis products exclusively from the ten licensed producers. The framework prohibits the import and export of cannabis products and sales between licensed producers; cannabis produced under the program may only be supplied to coffee shops in the ten participating municipalities.

CanAdelaar is headquartered in Voorne aan Zee, Netherlands, and operates a 540,000-square-foot greenhouse facility encompassing cultivation, processing, production and packaging. The company supplies nearly all 69 coffee shops participating in the Wietexperiment with a portfolio of cannabis products sold under its CanAdelaar Original Grow (“C.O.G.”) brand.

The completion of the acquisition positions Cronos as the leader in the Wietexperiment, Europe’s largest adult-use cannabis market, establishes a European operating platform for Cronos’ borderless product strategy, and provides Cronos a role in a thoughtfully designed regulatory framework for adult-use cannabis.

CanAdelaar’s existing management team will continue to lead the business following the acquisition, operating within Cronos’ global framework. Cronos expects a smooth integration and will continue to focus on regulatory compliance, operational excellence, and responsible adult-use cannabis consumption.

Transaction Overview
Under the terms of the Purchase Agreement, the base purchase price is €57.5 million, subject to closing and post-closing adjustments. In addition, contingent consideration is payable in cash in amounts equal to 0.5x CanAdelaar’s Normalized EBITDA, as defined in the Purchase Agreement, for each of 2026 and 2027.

Immediately prior to closing, Cronos’ wholly owned subsidiary, CGM B.V., waived all its contractual closing conditions pursuant to an addendum to the Purchase Agreement. Ring International Holding AG, one of the sellers, provided additional indemnities in respect of certain regulatory and environmental matters, subject to contractual limitations. Further details regarding the addendum are provided in the Company’s Current Report on Form 8-K regarding the acquisition.

5 CanAdelaar estimated coffee shop count within the Wietexperiment as of October 2026.

CanAdelaar Highlights
•The only large-scale greenhouse cultivator in the Wietexperiment, with the other licensed producers operating indoor grow facilities.
•Current cultivation yield of approximately 20,000 kg of dried flower annually.6
•Leading Wietexperiment market share.7
•Sales commenced in the fourth quarter of 2023, with net revenue growing to €15.2 million in 2024, €40.6 million in the twelve months ended September 30, 2025, and €41.6 million annualized for the six months ended June 30, 2026.8
•CanAdelaar Adjusted EBITDA of €6.9 million in 2024, €24.2 million in the twelve months ended September 30, 2025, and €20.1 million annualized for the six months ended June 30, 2026.9 The decline from the twelve months ended September 30, 2025 to the annualized result for the six months ended June 30, 2026 primarily reflects increased competition now that the Wietexperiment is fully operational and all licensed producers are participating.

Strategic Rationale
The acquisition is expected to provide strategic and financial benefits that will further Cronos’ position as a leading global cannabis company, including:
•Enabling Borderless Product Strategy: a platform to bring Cronos’ investments in genetic breeding, product development and brand portfolio to Dutch adult-use consumers. With over 60% of CanAdelaar’s revenue generated by cannabis flower,10 Cronos sees room to expand the genetic offering and bring innovation into derivative product categories permitted under the Wietexperiment.
•Competitive Positioning and Aligned Operations: CanAdelaar has the highest market share11 within the Wietexperiment and is the only large-scale greenhouse cultivator of the ten licensed producers, providing an advantaged cost position and a differentiated value proposition.
6 CanAdelaar management estimates.
7 Market share measurement based on volume sold and revenue. Market share information provided by CanAdelaar management, based on their surveying of Wietexperiment coffee shops in Q2 2026.
8 Annualized figures were calculated by multiplying CanAdelaar’s results for the six months ended June 30, 2026 by two. They are not actual full-year results or forecasts. CanAdelaar net revenue is provided by CanAdelaar management, unaudited and prepared under Dutch GAAP.
9 CanAdelaar Adjusted EBITDA is a non-GAAP financial measure derived from unaudited financial information provided by CanAdelaar management and prepared under Dutch GAAP. Annualized figures were calculated by multiplying CanAdelaar’s results for the six months ended June 30, 2026 by two, with CanAdelaar Adjusted EBITDA reflecting an add-back of €0.2M of legal expenses for the six-month period.
10 CanAdelaar management estimate, unaudited, for twelve months ended June 30, 2026.
11 Market share measurement based on volume sold and revenue. Market share information provided by CanAdelaar management, based on their surveying of Wietexperiment coffee shops in Q2 2026.

•Compelling Financial Profile: the base purchase price of €57.5 million12 represents approximately 1.4x net revenue and 2.9x CanAdelaar Adjusted EBITDA based on 1H 2026 annualized results.13
•Upside Through Potential Expansion of the Dutch Adult-Use Cannabis Program: the Wietexperiment permits the regulated sale of cannabis for adult-use in ten Dutch municipalities (which do not include Amsterdam), covering 69 of a total of 562 coffee shops in the Netherlands and approximately 1.7 million residents of a total Dutch population of 18.1 million,14 which could significantly expand the addressable market if the Wietexperiment is extended to more municipalities or nationwide. Cronos is encouraged by the interim report on the Wietexperiment commissioned by the Dutch government and published in September 2026, which reported that initial experiences are predominantly positive.15
•Thoughtful Regulatory Setup to Promote Responsible Adult Use: the Wietexperiment is well-designed and regulated to ensure product testing, quality control and transparency, as well as to allow cannabis sales to adult consumers only, serving as a potential model for other EU countries. Cronos is committed to the continuity of the Wietexperiment and cooperation with regulators, municipalities, and all industry stakeholders to ensure its long-term success.

Additional information regarding the transaction is available on Cronos’ website under “Investor Relations” and in the Company’s filings on EDGAR and SEDAR+.

About Cronos
Cronos is a global cannabis company focused on scaling leading consumer goods products through R&D and innovation. With a passion to responsibly elevate the consumer experience, Cronos is building an iconic brand portfolio. Cronos’ diverse international brand portfolio includes Spinach®, PEACE NATURALS®, LIT™, Lord Jones® and C.O.G. For more information about Cronos and its brands, please visit: thecronosgroup.com.

Forward-Looking Statements
This press release may contain information that may constitute “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian and U.S. securities laws and court decisions (collectively, “Forward-looking Statements”). All information contained herein that is not clearly historical in nature may constitute Forward-looking Statements. In some cases, Forward-looking
12 Base purchase price refers to the €57.5 million base amount before closing and post-closing adjustments including adjustments for CanAdelaar’s net debt position.
13 Based on CanAdelaar net revenue and CanAdelaar Adjusted EBITDA for the six months ended June 30, 2026, with CanAdelaar Adjusted EBITDA reflecting an add-back of €0.2M of legal expenses in the period. Annualized figures were calculated by multiplying CanAdelaar’s results for the six months ended June 30, 2026 by two. They are not actual full-year results or forecasts. The underlying unaudited financial information was provided by CanAdelaar management and prepared under Dutch generally accepted accounting principles (“Dutch GAAP”). CanAdelaar Adjusted EBITDA is a non-GAAP financial measure.
14 Coffee shop count sources: count within the Wietexperiment is CanAdelaar estimate as of October 2026, nationwide count source is Scientific Research and Data Center (WODC) of the Netherlands’ Ministry of Justice and Security, as of March 31, 2025; population source: Centraal Bureau voor de Statistiek.
15 Source: Scientific Research and Data Center (WODC) of the Netherlands’ Ministry of Justice and Security, September 9, 2026; https://www.wodc.nl/actueel/nieuws/2026/09/09/mogelijke-effecten-wietexperiment-nog-niet-vast-te-stellen; translated from Dutch.

Statements can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “plan”, “anticipate”, “intend”, “potential”, “estimate”, “believe” or the negative of these terms, or other similar expressions intended to identify Forward-looking Statements. Some of the Forward-looking Statements contained in this press release include statements regarding the integration of CanAdelaar and the anticipated strategic and financial benefits of the acquisition; Cronos’ borderless product strategy in the Netherlands; CanAdelaar’s future operations and management; the potential continuation or expansion of the Wietexperiment, its addressable market and its potential as a model for other countries; and the outcomes and financial effects of outstanding regulatory and environmental matters and related contractual adjustments and indemnities. Forward-looking Statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive risks. Forward-looking Statements are not guarantees of future performance, and actual results, performance or achievements may differ materially from those expressed or implied by them. A discussion of some of the material risks applicable to the Company can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, each of which has been filed on SEDAR+ and EDGAR and can be accessed at www.sedarplus.ca and www.sec.gov/edgar, respectively. Any Forward-looking Statement included in this press release is made as of the date of this press release and, except as required by law, Cronos disclaims any obligation to update or revise any Forward-looking Statement. Readers are cautioned not to put undue reliance on any Forward-looking Statement.

For further information, please contact:
Harrison Aaron
Investor Relations
Tel: (416) 504-0004
investor.relations@thecronosgroup.com

Media Inquiries
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media.relations@thecronosgroup.com

Dutch Media Contact
Daan Horbach
daan.horbach@bursonglobal.com